SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 9, 2007

AMERICAN PATRIOT FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-50771	20-0307691
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
In Company or Organization)	File Number)	Identification Number)

3095 East Andrew Johnson Highway, Greeneville, Tennessee	37745
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(423) 636-1555

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of American Patriot Financial Group, Inc. (the “Company”) has appointed Dr. William J. Smead to serve as Chairman of the Company, effective October 9, 2007.  The Board of Directors of the Company’s subsidiary, American Patriot Bank (the “Bank”), has appointed Dr. Smead to serve as Chairman of the Bank, effective October 9, 2007.  Dr. Smead will replace J. Robert Grubbs, the current Chairman of both the Company and the Bank.  Dr. Smead has been a Director of the Bank since it was formed in 2001, and a Director of the Company since it was formed in 2003.  Dr. Smead receives Director fees, currently consisting of a $6,000 annual retainer, $500 per board meeting attended, and $150 per committee meeting attended.  Dr. Smead is a physician and principal in The Greeneville Eye Clinic in Greeneville, Tennessee.  He received his undergraduate degrees from University of Arkansas in Fayetteville, Arkansas, and he also received his Medical Degree from University of Arkansas.

Mr. Grubbs will continue to serve as Chief Executive Officer of both the Company and the Bank effective October 9, 2007.  Mr. Grubbs had served as President and Chief Executive Officer of the Bank since it was formed in 2001, and as President and Chief Executive Officer of the Company since it was formed in 2003.  Mr. Grubbs served as Chairman and Chief Executive Officer of the Company and the Bank from June 1, 2007 to October 9, 2007.  Pursuant to the terms of the employment arrangement between Mr. Grubbs and the Bank, Mr. Grubbs receives annual compensation of $161,958 base salary, and is eligible to participate in an incentive program providing an earning potential equivalent of up to 40% of annual base salary, based on corporate performance goals.  He also receives director fees, currently consisting of a $6,000 annual retainer and $500 per board meeting attended, and an automobile allowance.

Item 9.01                      Financial Statements and Exhibits.

(a)	Financial Statements. None

(b)	Pro Forma Financial Information. None

(c)	Exhibits. None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT FINANCIAL GROUP, INC.

Dated: October 15, 2007	By:	/s/ T. Don Waddell
	Name:	T. Don Waddell
	Title:	Chief Financial Officer

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